UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 22, 2020

Date of Report (Date of earliest event reported)

AMERCO

(Exact name of registrant as specified in its charter)

Nevada                                             001-11255                                     88-0106815

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 Kietzke Lane, Ste. 100

Reno, NV 89511

(Address of Principal Executive Offices)

775 668-6300

(Registrant’s telephone number, including area code)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.25 par value	UHAL	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On May 22, 2020, AMERCO, a Nevada corporation (the “Borrower”), entered into a $200 million secured credit facility with PNC Bank, as Agent and Lead Arranger of a syndicate of lenders.  The credit facility has an interest rate, at the Borrower’s option, of LIBOR plus 2.00% or a Base Rate plus 1.00%. The facility matures on May 21, 2021.  The loan amount is secured by perfected first-priority security interests in certain of the Borrower’s federal income tax refund claims and other related collateral.

The description of the foregoing matter is not complete and is qualified in its entirety by the full text of the credit agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of May 22, 2020 by and among AMERCO, as the Borrower, PNC Bank, N.A., as Agent for all Lenders, and the financial institutions party thereto, as Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2020

AMERCO

/s/ Jason A. Berg

Jason A. Berg

Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement, dated as of May 22, 2020 by and among AMERCO, as the Borrower, PNC Bank, N.A., as Agent for all Lenders, and the financial institutions party thereto, as Lenders.